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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                             ---------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                      SECURITIES AND EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): FEBRUARY 10, 1999

                              SPORTSLINE USA, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

         0-23337                                        65-0470894
(Commission File Number)                   (I.R.S. Employer Identification No.)

            6340 N.W. 5TH WAY
        FORT LAUDERDALE, FLORIDA                          33309
(Address of principal executive offices)               (Zip Code)

                                 (954) 351-2120
              (Registrant's telephone number, including area code)

                                (NOT APPLICABLE)
         (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

         On February 10, 1999, SportsLine USA, Inc., a Delaware corporation (the "Company"), and CBS Broadcasting Inc. (formerly known as CBS Inc.)("CBS") entered into an Amendment to Agreement, effective as of January 1, 1999 (the "Amendment"), which amended the Agreement dated as of March 5, 1997 between the Company and CBS (the "CBS Agreement"). Reference is made to the copy of the Amendment attached hereto as Exhibit 99.1, which is incorporated by reference herein.

         Pursuant to the Amendment, the CBS Agreement was amended, among other things, as follows:

                (i) the Term of the Agreement was extended for a period of five years, through December 31, 2006;

                (ii) commencing with the third Contract Year (calendar year
         1999), the advertising and promotion to be provided to the Company pursuant to the Agreement will be placed in accordance with a fixed promotion schedule (attached as Exhibit M to the Amendment);

                (iii) the Company accelerated the issuance to CBS of 1,052,937 shares of Common Stock, which shares originally were to be issued to CBS as "Content Shares" and "Ad Shares" during Contract Years four and five (calendar years 2000 and 2001) pursuant to the Agreement (prior to the Amendment);

                (iv) the Company agreed to issue to CBS, on specified issue dates for each of Contract Years six through ten, Common Stock having a fair market value of $20,000,000 on each such issue date;

                (v) the Company accelerated the issuance to CBS of warrants to purchase the following numbers of shares of Common Stock, which warrants originally were to be issued to CBS during Contract Years four and five (calendar years 2000 and 2001) pursuant to the Agreement (prior to the Amendment): warrants to purchase 380,000 shares of Common Stock at an exercise price of $25.00 per share, exercisable from January 1, 2000 through December 31, 2000, and warrants to purchase 380,000 shares of Common Stock at an exercise price of $30.00 per share, exercisable from January 1, 2001 through December 31, 2001. The vesting provisions of such warrants were not changed from the original Agreement. In addition, the Company issued to CBS warrants to purchase the following numbers of shares of Common Stock: warrants to purchase 500,000 shares of Common Stock at an exercise price of $23.00 per share, exercisable from February 10, 1999 through February 10, 2000, warrants to purchase 400,000 shares of Common Stock at an exercise price of $35.00 per share, exercisable from January 1, 2000 through December 31, 2000, and warrants to purchase 300,000 shares of Common Stock at an exercise price of $45.00 per share, exercisable from January 1, 2001 through December 31, 2001;


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                (vi) an existing revenue sharing provision based on certain advertising revenues was deleted and replaced with a new revenue sharing formula based on specified percentages of the Company's "Net Revenue" (as defined in the Amendment); and

                (vii) a provision defining and specifying the effects of a "Change in Control" in the Company was added to the Agreement.

         A copy of the Company's press release announcing the execution of the Amendment is attached hereto as Exhibit 99.2.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits

                                 EXHIBIT INDEX

         99.1 Amendment to Agreement, effective as of January 1, 1999, between SportsLine USA, Inc. and CBS Broadcasting Inc. (formerly known as CBS Inc.)

         99.2     Press Release of SportsLine USA, Inc. dated February 11, 1999


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            SPORTSLINE USA, INC.


Date:  February 25, 1999                    By:      /s/ Kenneth W. Sanders
                                                -------------------------------
                                                     Kenneth W. Sanders
                                                     Chief Financial Officer